The Registrant requests that this Registration Statement become effective immediately upon filing pursuant to Securities Act Rule 462.

       As filed with the Securities and Exchange Commission on July 2, 1996.
                      Registration No. 333-


                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                               FORM S-8
                        REGISTRATION STATEMENT
                                 under
                      THE SECURITIES ACT OF 1933
               ZIONS COOPERATIVE MERCANTILE INSTITUTION

        (Exact name of registrant as specified in its charter)
                    Utah                      87-0196220
            (State or other jurisdiction of  (I.R.S. Employer
            incorporation or organization)   Identification No.)

                          2200 South 900 West
                      Salt Lake City, Utah  84137
                            (801) 574-6404

          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                           KEITH C. SAUNDERS
         Executive Vice President and Chief Financial Officer
                                 ZCMI
                          2200 South 900 East
                      Salt Lake City, Utah  84137
                            (801) 574-6404

                (Name, address, including zip code, and
     telephone number, including area code, of agent for service)


                              Copies To:

                           A. ROBERT THORUP
                        RAY, QUINNEY & NEBEKER
                               Suite 700
                         79 South Main Street
                      Salt Lake City, Utah  84111
                            (801) 323-3359

                    CALCULATION OF REGISTRATION FEE
Title of securities  Amount to  Proposed maximum Proposed maximum   Amount of
 to be registered       be       Offering price     aggregate      registration
                    registered     per share      offering price       fee

  Common Stock,     250,000 (1)    $12.00 (2)    $3,000,000 (2)      $1,034.45
(par value $0.001)    shares

(1) Plus, in accordance with Rule 416(a), such indeterminate number of shares as may become subject to options under the ZCMI 1996 Equity-Based Incentive Plan (the "Plan") as a result of the adjustment provisions therein. In addition, pursuant to rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the ZCMI 1996 Equity-Based Incentive Plan.

(2) The registration fee for shares of Common Stock issuable upon exercise of awards issued under the Plan was calculated pursuant to Rule 457 (c), based on the last sale price on the NASDAQ Bulletin Board on June 25, 1996.


This Registration Statement consists of   37   consecutively numbered pages.
        The Exhibit Index is on consecutively numbered page 4.

                            PART I

       INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


Item 1.        Plan Information

                             ********




Item 2.        Registrant Information and Employee Plan Annual Information

                             ********






















     ********  Information required by Part I to be contained in the
               Section 10(a) prospectus is omitted from the registration statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

                             PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



Item 3.  Incorporation of Documents by Reference

     The following documents filed by Registrant with the Securities and Exchange Commission are incorporated by reference in the Registration
Statement:

          (1) Registrant's report on Form 10-K for its fiscal year ended February 3, 1996;

          (2) Registrant's Quarterly Report on Form 10-Q for the quarter ended May 4, 1996; and

          (3)  Registrant's Proxy Statement dated April 20, 1996.

     In addition, all documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.


Item 4.  Description of Securities

     The shares to be issued as awards under the Plan are shares of the Registrant's common stock, par value $0.001. The shares to be issued will be from the treasury or from authorized but unissued shares.


Item 5.  Interests of Named Experts and Counsel

     Counsel for Registrant, Ray Quinney & Nebeker, has rendered an opinion to the effect that the shares of common stock covered through this Registration Statement will be duly and validly issued, fully paid and non-assessable upon issuance. Attorneys at Ray Quinney & Nebeker PC beneficially owned an aggregate total of approximately 700 shares of the Registrant's common stock as of May 31, 1996.

Item 6.  Indemnification of Directors and Officers

     Registrant's Articles of Incorporation require the Registrant to indemnify and hold harmless its directors and officers to the extent that indemnifiable expenses or losses were not caused by the willful, bad faith or grossly negligent conduct of the officer or director. Registrant maintained a policy of director's and officer's liability insurance to fund this obligation.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Registrant pursuant to the foregoing provisions, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


Item 7.  Exemption from Registration Claimed

     Not applicable.


Item 8.  Exhibits

     The following Exhibits are filed as a part of this Registration  Statement:

     4.   The ZCMI 1996 Equity-Based Incentive Plan.

     5.   Opinion of Ray Quinney & Nebeker, Professional Corporation.

     23.1 Consent of Deloitte & Touche.

     23.2 Consent of Ray Quinney & Nebeker (included in Exhibit 5).


Item 9.  Undertakings

     (A)  Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the Prospectus any facts or events
                         arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

               Provided however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remains unsold at the termination of the offering.

     (B) Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
          1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (C) (1) Registrant hereby undertakes to deliver or cause to be delivered with the Prospectus to each employee to whom the Prospectus is sent or given a copy of Registrant's annual report to stockholders for its last fiscal year, unless such employee otherwise has received a copy of such report, in which case Registrant shall state in the Prospectus that it will promptly furnish, without charge, a copy of such report on written request of the employee. If the last fiscal year of Registrant has ended within 120 days prior to the use of the Prospectus, the annual report of Registrant for the preceding fiscal year may be so delivered, but within such 120-day period the annual report for the last fiscal year will be furnished to each such employee.

          (2) Registrant hereby undertakes to transmit or cause to be transmitted to all employees participating in the Plan who do not otherwise receive such material as stockholders of Registrant, at the time and in the manner such material is sent to its stockholders, copies of all reports, proxy statements and other communications distributed to its stockholders generally.














              [This space left blank intentionally.]

                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, Utah, on the 2nd day of July, 1996.


                              ZCMI


                              /s/  Keith C. Saunders
                              By: Keith C. Saunders,
                                   Executive Vice President and
                                   Chief Financial Officer



     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 2nd day of July, 1996.

                        POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints A. Robert Thorup, Esq. his true and lawful attorney-in-fact and agent, with full powers of substitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, with the Securities and Exchange Commission, granting to said attorney-in-fact full power and authority to perform any other act on behalf of the undersigned required to be done in connection therewith.

     Signature                          Title                  Date

                           Chairman, President and
                           Chief Executive Officer,
/s/ Richard H. Madsen            Director                      July 2, 1996
Richard H. Madsen
                           Executive Vice President, Secretary,
                           Treasurer, and Chief Financial
                           Officer (Principal Financial and
/s/ Keith C. Saunders          Accounting Officer), Director  July 2, 1996
Keith C. Saunders

   Signature                          Title             Date



                                Vice President and
/s/ R. Barry Arnold                 Director          July 2, 1996
R. Barry Arnold



/s/ Spencer F. Eccles               Director         July 2, 1996
Spencer F. Eccles



                                    Director        July 2, 1996
Lela Ence



                                    Director         July 2, 1996
A. Blaine Huntsman



/s/ James S. Jardine                Director         July 2, 1996
James S. Jardine



                                    Director        July 2, 1996
Patricia Madsen



                                    Director         July 2, 1996
O. Don Ostler


/s/ Fred W. Ball                    Director         July 2, 1996
Fred W. Ball

                            Exhibit 4









                             Z C M I



                              1996

                   EQUITY-BASED INCENTIVE PLAN

SECTION                CONTENTS                  PAGE

1.  Purpose; Definitions                               1

2.  Administration                                     4

3.  Stock Subject to Plan                              5

4.  Eligibility; Limit on Awards to Certain Persons    7

5.  Stock Options                                      7

6.  Stock Appreciation Rights                          14

7.  Restricted Stock                                   16

8.  Long-Term Performance Awards                       18

9.  Change-in-Control Provisions                       20

10. Amendments and Termination                         23

11. Unfunded Status of Plan                            24

12. Tax Withholding                                    24

13. General Provisions                                 24

14. Effective Date of Plan                             26

15. Term of Plan                                       26

SECTION 1. Purpose; Relationship to Other Plans of the Company; Definitions.

   The name of this plan is the ZCMI 1996 Equity-Based Incentive Plan (the "Plan"). The purpose of the Plan is to enable key employees and Eligible Independent Contractors (as hereinafter defined) of ZCMI ("the Company") to
(i) own shares of stock in the Company, (ii) participate in the shareholder value which has been created, (iii) have a mutuality of interest with other shareholders and (iv) enable the Company to attract, retain and motivate key employees, non-employee directors, and independent contractors of particular merit.


   For the purposes of the Plan, the following terms shall be defined as set forth below:

   a.  "Board" means the Board of Directors of the Company.

   b. "Cause" means a felony conviction of a Participant or the failure of a Participant to contest prosecution for a felony, or a Participant's willful misconduct or dishonesty, any of which is directly and materially harmful to the business or reputation of the Company.

   c. "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

   d. "Committee" means the Committee referred to in Section 2 of the Plan. If at any time no Committee shall be duly elected and serving as a result of Board action or resignations of the Committee or otherwise, then the functions of the Committee specified in the Plan shall be exercised by the Board.

   e. "Company" means Zions Cooperative Mercantile Institution or "ZCMI", a corporation organized under the laws of the State of Utah and its subsidiaries or any successor organization.

   f. "Disability" means permanent and total inability of a Participant to perform the tasks required by his/her job description for a period of in excess of ninety (90) days.

   g. "Disinterested Person" shall mean a Director of the Company meeting the requirements for a "disinterested person" set forth in Rule 16b-3 as promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

   h. "Early Retirement" means retirement, with consent of the Committee at the time of retirement, from active employment with the Company prior to normal retirement age under provisions of the Company's pension plan, if such a plan is in effect at the time; or pursuant to the Company's profit-sharing plan if no pension plan is then in effect; or retirement prior to age 65 if neither a pension plan nor a profit sharing plan are then in place.

   i.  [RESERVED]

   j. "Eligible Independent Contractor" means an independent contractor hired by the Company to provide consulting or advisory services on a regular basis for the Company at or after the time the Plan is initially approved by the shareholders.

   k. "Fair Market Value" means, as of any given date, the last sale price of the Stock as furnished by the National Association of Securities Dealers Inc.'s Automated Quotation System ("NASDAQ") or, if either no such sale is reported by NASDAQ on such date or the Stock is not publicly traded on or as of such date, the fair market value of the Stock as determined by the Committee in good faith based on the best available facts and circumstances at the time.

   l. "Incentive Stock Option" means any Stock Option intended to be and designated as an "Incentive Stock Option" within the meaning of
       Section 422A of the Code.

   m. "Insider" means a Participant who is subject to the requirements of the Rules (as defined below).

   n. "Long-Term Performance Award" or "Long-Term Award" means an award made pursuant to Section 8 below that is payable in cash and/or Stock (including Restricted Stock) in accordance with the terms of the grant, based on Company, business unit and/or individual performance over a period of at least two years.

   o. "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

   p. "Normal Retirement" means retirement from active employment with the Company and any Affiliate (as defined in Section 9) pursuant to the normal retirement provisions of the Company's pension plan, if such a plan is in effect at the time; or pursuant to the Company's profit-sharing plan if no pension plan is then in effect; or retirement at or after age 65 if neither a pension plan nor a profit sharing plan are then in place.

   q. "Participant" means an employee, or Eligible Independent Contractor to whom an Award is granted pursuant to the Plan.

   r. "Plan" means the ZCMI 1996 Equity-Based Incentive Plan, as hereinafter amended from time to time.

   s. "Restricted Stock" means an award of shares of Stock that is subject to restrictions pursuant to Section 7 below.

   t.  "Retirement" means Normal or Early Retirement.

   u. "Rules" means the regulations promulgated under Section 16 of the Exchange Act.

   v. "Securities Broker" means the registered securities broker acceptable to the Company who agrees to effect the cashless exercise of an Option pursuant to Section 5(m) hereof.

   w. "Stock" means the Common Stock, $0.001 par value per share, of the Company.

   x. "Stock Appreciation Right" means the right, pursuant to an award granted under Section 6 below, to surrender to the Company all (or a portion) of a Stock Option in exchange for an amount equal to the difference between (i) the Fair Market Value, as of the date such Stock Option (or such porion thereof) is surrendered, of the shares of Stock covered by such Stock Option (or such portion thereof), and
       (ii) the aggregate exercise price of such Stock Option (or such portion thereof).

   y. "Stock Option" or "Option" means any option to purchase shares of Stock (including Restricted Stock, if the Committee so determines) granted pursuant to Section 5 below.

   In addition, the terms "Change-in-Control," "Potential Change-in-Control" and "Change-in-Control Price" shall have meanings set forth, respectively, in Sections 9(b), (c) and (d) below.


SECTION 2. Administration.

   The Plan shall be administered and managed by the Plan Committee, which shall be appointed by the Board of Directors.

   The Committee shall be comprised of two or more members of the Board of Directors, all of whom shall be "disinterested persons" as defined in Rule 16b-3 and "outside directors" as that term is used in Section 162 of the Code and the regulations promulgated thereunder.

   The Committee shall have the authority to grant pursuant to the terms of the Plan: (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock and/or (iv) Long-Term Performance Awards to key employees and officers;
(i) Stock Options and/or (ii) Stock Appreciation Rights to Eligible Independent Contractors.

   In particular, the Committee shall have the authority:

   (i) to select the officers and other key employees of the Company to whom Stock Options, Stock Appreciation Rights, Restricted Stock and Long-Term Performance Awards may from time to time be granted hereunder and Eligible Independent Contractors to whom Stock Options and Stock Appreciation Rights may from time to time be granted hereunder;

   (ii) to determine whether and to what extent Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock and Long-Term Performance Awards, or any combination thereof, are to be granted hereunder;

   (iii) to determine the number of shares to be covered by each such award granted hereunder,

   (iv) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder: including, but not limited to, the share price and any restriction or limitation, or any vesting acceleration or forfeiture waiver regarding any Stock Option or other award and/or the shares of Stock relating thereto, based on such factors as the Committee shall determine, in its sole discretion;

   (v) to determine whether and under what circumstances a Stock Option may be settled in cash or stock, including Restricted Stock under
       Section 5(1);

   (vi) to determine whether and under what circumstances a Stock Option may be exercised without a payment of cash under Section 5(m); and

   (vii) to determine whether, to what extent and under what circumstances Stock and other amounts payable with respect to an award under this Plan shall be deferred either automatically or at the election of the Participant.

   The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan.

   All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Plan Participants.


SECTION 3. Stock Subject to the Plan.

   (a) Stock Subject to Plan. Awards of stock under the Plan shall be made from Stock which is either authorized and unissued or held in the treasury of the Company. The maximum number of shares of Stock authorized for issuance under the Plan with respect to the grant of awards while the Plan is in effect, subject to adjustment in accordance with paragraph 3(d) below, shall be up to 250,000 shares in the aggregate, or such other number of shares as are provided by operation of this Section 3 or as may be subsequently approved by the Company's shareholders.

   (b) Computation of Stock Available for the Plan. For the purpose of computing the total number of shares of Stock available for distribution at any time in each calendar year during which the Plan is in effect in connection with the exercise of options awarded under the Plan, there shall be debited against the total number of shares determined to be available pursuant to paragraphs (a), and
       (c) of this Section 3 the maximum number of shares of Stock subject to issuance upon exercise of options or other stock based awards made under the Plan.

   (c) Unused, Forfeited and Reacquired Shares. Any unused portion of the shares annually available for award shall be carried forward and shall be made available for Plan awards in succeeding calendar years. The shares related to the unexercised or undistributed portion of any terminated, expired or forfeited award for which no material benefit was received by a Participant (i.e. dividends) also shall be made available for distribution in connection with future awards under the Plan to the extent permitted to receive exemptive relief pursuant to the Rules.

   (d) Adjustments. The Committee may make such adjustments to Awards granted under the Plan (including the terms, exercise price and otherwise) as it deems appropriate in the event of changes that impact the Company, the Company's share price, or share status, provided that any such actions are consistently and equitably applied to all affected Participants; provided, that, notwithstanding any other provision hereof, insofar as any Award is subject to performance goals established to qualify payments thereunder as "performance-based compensation" as described in
       Section 162(m) of the Code, the Committee shall have no power to adjust such Awards other than (i) negative discretion and (ii) the power to adjust Awards for corporate transactions, in either case to the extent permissible under regulations interpreting Code Section 162(m).

       In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, extraordinary dividend, spin-off, split-up, rights offering, share combination, or other change in the corporate structure of the Company affecting the Common Stock, the number and kind of shares that may be delivered under the Plan shall be subject to such equitable adjustment as the Committee, in its sole discretion, may deem appropriate in order to preserve the benefits or potential benefits to be made available under the Plan, and the number and kind and price of shares subject to outstanding Awards and any other terms of outstanding Awards shall be subject to such equitable adjustment as the Committee, in its sole discretion, may deem appropriate in order to prevent dilution or enlargement of outstanding Awards.


SECTION 4. Eligibility; Limit on Awards to Certain Persons.

   Officers of the Company, other key employees of the Company, and Eligible Independent Contractors, who are responsible for or contribute to the management, growth and/or profitability of the business of the Company are eligible to be granted awards under the Plan as determined in the sole discretion of the Committee.

   Section 162(m of the Internal Revenue Code places a limit of $1 million on the tax-deductibility of compensation paid to individuals listed in the proxy statements of publicly held corporations. Compensation for the individual executives listed in company proxy statements which exceeds $1 million on an individual basis may not be tax-deductible unless it meets certain requirements with respect to being performance-based.

   To ensure that its executive compensation program is in full compliance with the provisions regarding performance-based compensation, the number of Awards (calculated as a number of Shares granted to an individual under the Plan may not exceed, in total over the life of that individual, 25% of the shares authorized and approved for grants under the Plan.


SECTION 5. Stock Options.

   Stock Options may be granted alone, in addition to or in tandem with other awards granted under the Plan, consistent with the requirement of
Section 12(f), below. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

   Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options.

   The Committee shall have the authority to grant any optionee Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options (in each case with or without Stock Appreciation Rights). To the extent that any Stock Option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option.

   Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422A of the Code, or, without the consent of the optionee(s) affected, to disqualify any Incentive Stock Option under such Section 422A.

   Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem appropriate:

   (a) Option Price. The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant but shall be not less than 100% of the Fair Market Value of the Stock at the time of grant for Incentive Stock Options and 85% of the Fair Market Value of the Stock at the time of grant for Non-Qualified Options; provided, however that Non-Qualified Options issued in exchange for options held by employees of an acquired company or a division or subsidiary thereof may, at the Committee's discretion, be issued at not less than 50% of the Fair Market Value of the Stock at the time of grant.

       Any Incentive Stock Option granted to any optionee who, at the time the option is granted, owns more than 10% of the voting power of all classes of stock of the Company or of a Parent or Subsidiary corporation, shall have an exercise price no less than 110% of Fair Market Value per share on date of the grant.

   (b) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Incentive Stock Option shall be exercisable more than ten years after the date the Option is granted and no Non-Qualified Stock Option shall be exercisable more than ten years and one day after the date the Option is granted. However, any option granted to any optionee who, at the time the option is granted owns more than 10% of the voting power of all classes of Stock of the Company or of a Parent or Subsidiary corporation may not have a term of more than five years. No option may be exercised by any person after expiration of the term of the option.

   (c) Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at or after grant, provided, however, that, except as provided in Section 5(g) and Section 9, unless otherwise determined by the Committee at or after grant, no Stock Option shall be exercisable during the six months following the date of the granting of the Option. If the Committee provides, in its discretion, that any Stock Option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time at or after grant in whole or in part, based on such factors as the Committee shall determine, in its sole discretion.

   (d) Method of Exercise. Subject to whatever Installment exercise provisions apply under Section 5(c), Stock Options may be exercised in whole or in part at any time and from time to time during the option period, by giving written notice of exercise to the Company specifying the number of shares to be purchased.

       Such notice shall be accompanied by payment in full of the purchase price, (i) as provided in subsections (e) and (f), below; (ii) by certified or bank check, or such other instrument as the Committee may accept; (iii) in the form of unrestricted Stock already owned by the optionee or, in the case of the exercise of a Non-Qualified Stock Option, Restricted Stock subject to an award hereunder (based, in each case, on the Fair Market Value of the Stock on the date the option is exercised, as determined by the Committee), provided, however, that, in the case of an Incentive Stock Option, the right to make a payment in the form of already owned shares may be authorized only at the time the option is granted; or (iv) in any other manner that the Committee shall approve, including without limitation any arrangement that the Committee may establish to enable Participants to simultaneously exercise Stock Options and sell the shares of Common Stock acquired thereby and apply the proceeds to the payment of the Option Price therefor.

       If payment of the option exercise price of a Non-Qualified Stock Option is made in whole or in part in the form of Restricted Stock, such Restricted Stock (and any replacement shares relating thereto) shall remain (or be) restricted in accordance with the original terms of the Restricted Stock award in question, and any additional Stock received upon the exercise shall be subject to the same forfeiture restrictions, unless otherwise determined by the Committee, in its sole discretion, at or after grant.

       If payment of the Option exercise price of a Non-Qualified Option is made in whole or in part in the form of unrestricted stock already owned by the Participant, the Company may require that the stock has been owned by the Participant for a period of time so that such payment would not result in a charge to the Company's earnings as a result of the exercise. Such provision may be used by the Company to prevent a pyramid exercise.

       No shares of Stock shall be issued until full payment therefor has been made. An optionee shall generally have the rights to dividends or other rights of a shareholder with respect to shares subject to the Option when the optionee has given written notice of exercise, has paid in full for such shares, and, if requested, has given the representation described in Section 12(a).

   (e) Cash-out of Option: Settlement Based on Spread Value in Stock. On receipt of written notice to exercise, the Committee may, in it sole discretion, elect to cash out all or part of the portion of the option(s) to be exercised by paying the optionee an amount, in cash or Stock, equal to the excess of the Fair Market Value of the Stock over the option price (the "Spread Value") on the effective date of such cash-out.

       In addition, if the option agreement so provides at grant or is amended after grant and prior to exercise to so provide (with the optionee's consent), the Committee may require that all or part of the shares to be issued with respect to the Spread Value of an exercised option take the form of Restricted Stock, which shall be valued on the date of exercise on the basis of the Fair Market Value of such Restricted Stock determined without regard to the forfeiture restrictions involved.

   (f) Broker-Assisted Cashless Exercise. To the extent permitted under the applicable laws and regulations, at the request of the Participant, and with the consent of the Committee, the Company agrees to cooperate in a "cashless exercise" of an Option. The cashless exercise shall be effected by the Participant delivering to the Securities Broker instructions to sell a sufficient number of shares of Common Stock to cover the costs and expenses associated therewith. The Company shall withhold the number of shares of Common Stock obtainable on the exercise of an Option which when valued at Fair Market Value (determined as of the day preceding the date of exercise) is equivalent to the minimum required withholding taxes due.

   (g) Replacement Options. If an Option granted pursuant to the Plan may be exercised by an optionee by means of a stock-for-stock swap method of exercise as provided in 5(d) above, then the Committee may, in its sole discretion and at the time of the original option grant, authorize the Participant to automatically receive a replacement Option pursuant to this part of the Plan. This replacement option shall cover a number of shares determined by the Committee, but in no event more than the number of shares equal to the difference between the number of shares of the original option exercised and the net shares received by the Participant from such exercise. The exercise price of the replacement option shall equal the then current Fair Market Value, and with a term extending to the expiration date of the original Option.

       The Committee shall have the right, in its sole discretion and at any time, to discontinue the automatic grant of replacement options if it determines the continuance of such grants to no longer be in the best interest of the Company.

   (h) Non-transferability of Options. No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee.

   (i) Termination by Reason of Death. Subject to Section 5(k), if an optionee's employment by the Company terminates by reason of death, any Stock Option held by such optionee may thereafter be exercised, to the extent then exercisable or on such accelerated basis as the Committee may determine at or after grant, by the legal representative of the estate or by the legatee of the optionee under the will of the optionee, for a period of one year (or such shorter period as the Committee may specify at grant) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

   (j) Termination by Reason of Disability. Subject to Section 5(k), if an optionee's employment by the Company terminates by reason of Disability, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of termination, or on such accelerated basis as the Committee may determine at or after grant, for a period of three years (or such shorter period as the Committee may specify at grant) from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that, if the optionee dies within such three-year period (or such shorter period as the Committee shall specify at grant), any unexercised Stock Option held by such optionee shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of twelve months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of termination of employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422A of the Code, such Stock Option will thereafter be treated as a Non-- Qualified Stock Option.

   (k) Termination by Reason of Retirement. Subject to Section 5(k), if an optionee's employment by the Company terminates by reason of Normal or Early Retirement, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of such Retirement or on such accelerated basis as the Committee may determine at or after grant, for a period of three years (or such shorter period as Committee may specify at grant) from the date of such termination of employment or the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that, if the optionee dies within such three-year period, any unexercised Stock Option held by such optionee shall thereafter be exercisable, to the extent to which it was exercisable at the time of death, for a period of twelve months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of termination of employment by reason of Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422A of the Code, option will thereafter be treated as a Non-Qualified Stock Option.

   (l) Other Termination. Unless otherwise determined by the Committee at or after grant, if an optionee's employment by the Company terminates for any reason other than death, Disability or Normal or Early Retirement, the Stock Option shall thereupon terminate, except that such Stock Option may be exercised for the lesser of three months or the balance of such Stock Option's term if the optionee is involuntarily terminated by the Company without Cause.

   (m) Incentive Stock Option Limitations. To the extent required for "incentive stock option" status under Section 422A of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the Stock with respect to which Incentive Stock Options granted after 1986 are exercisable for the first time by the optionee during any calendar year under the Plan and/or any other stock option plan of the Company (within the meaning of Section 425 of the Code) after 1986 shall not exceed $100,000.

       To the extent (if any) permitted under Section 422A of the Code, if
       (i) a Participant's employment with the Company is terminated by reason of death, Disability or Retirement and (ii) the portion of any Incentive Stock Option that is otherwise exercisable during the post-termination period specified under Section 5(g), (h) or (i), applied without regard to this Section 5(k), is greater than the portion of such option that is exercisable as an "incentive stock option" during such post-termination period under Section 422A, such post-termination period shall automatically be extended (but not beyond the original option term) to the extent necessary to permit the optionee to exercise such Incentive Stock Option. The Committee is also authorized to provide at grant for a similar extension of the post-termination exercise period in the event of a Change-in-Control.


SECTION 6. Stock Appreciation Rights.

   (a) Grant and Exercise. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option granted under the Plan, complying at all times with the requirement of Section 12(f), below. In the case of a Non-Qualified Stock Option, such rights may be granted either at or after the time of the grant of such Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of the grant of such Stock Option.

       A Stock Appreciation Right or applicable portion thereof granted with respect to a given Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, except that, unless otherwise determined by the Committee, in its sole discretion, at the time of grant, a Stock Appreciation Right granted with respect to less than the full number of shares covered by a related Stock Option shall not be reduced until the number of shares covered by an exercise or termination of the related Stock Option exceeds the number of shares not covered by the Stock Appreciation Right.

       A Stock Appreciation Right may be exercised by an optionee, in accordance with Section 6(b), by surrendering the applicable portion of the related Stock Option. Upon such exercise and surrender, the optionee shall be entitled to receive an amount determined in the manner prescribed in Section 6(b). Stock Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the related Stock Appreciation Rights have been exercised.

   (b) Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

       (i) Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate, if any, shall be exercisable in accordance with the provisions of Section 5 and this Section 6 of the Plan; provided, however, that any Stock Appreciation Right granted subsequent to the grant of the related Stock Option shall not be exercisable during the first six months of its term, except that this special limitation shall not apply in the event of death or Disability of the optionee prior to the expiration of the six-month period.

       (ii) Upon the exercise of a Stock Appreciation Right, an optionee shall be entitled to receive up to, but not more than, an amount in cash and/or shares of Stock equal in value to the excess of the Fair Market Value of one share of Stock over the option price per share specified in the related Stock Option, multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment.

       (iii) Stock Appreciation Rights shall be transferable only when and to the extent that the underlying Stock Option would be transferable under Section S(f) of the Plan.

       (iv) Upon the exercise of a Stock Appreciation Right, the Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Section 3 of the Plan on the number of shares of Stock to be issued under the Plan, but only to the extent of the number of shares issued under the Stock Appreciation Right at the time of exercise based on the value of the Stock Appreciation Right at such time.

       (v) A Stock Appreciation Right granted in connection with an Incentive Stock Option may be exercised only if and when the market price of the Stock subject to the Incentive Stock Option exceeds the exercise price of such Stock Option.

       (vi) In its sole discretion, the Committee may provide, at the time of grant of a Stock Appreciation Right under this
                Section 6, that such Stock Appreciation Right can be exercised only in the event of a Change-in-Control and/or a Potential Change-in-Control, subject to such terms and conditions as the Committee may specify at grant.

       (vii) The Committee, in its sole discretion, may also provide that, in the event of a Change-in-Control and/or a Potential Change-in-Control, the amount to be paid upon the exercise of a Stock Appreciation Right shall be based on the Change-in-Control Price, subject to such terms and conditions as the Committee may specify at grant.


SECTION 7. Restricted Stock.

   (a) Administration. Shares of Restricted Stock may be issued either alone or in addition to other awards granted under the Plan, complying at all times with the requirement of Section 12(f), below. The Committee shall determine the officers and key employees of the Company to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the price (if any) to be paid by the recipient of Restricted Stock (subject to Section 7(b)), the time or times within which such awards may be subject to forfeiture, and all other conditions of the awards.

       The Committee may condition the grant of Restricted Stock upon the attainment of specified performance goals or such other factors as the Committee may determine, in its sole discretion.

       The provisions of Restricted Stock awards need not be the same with respect to each recipient.

   (b) Awards and Certificates. The prospective recipient of a Restricted Stock award shall not have any rights with respect to such award, unless and until such recipient has executed an agreement evidencing the award and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such award.

       (i) The purchase price for shares of Restricted Stock shall be equal to or less than their par value and may be zero.

       (ii) Awards of Restricted Stock must be accepted within a period of 60 days (or such shorter period as the Committee may specify at grant) after the award date, by executing a Restricted Stock Award Agreement and paying whatever price (if any) is required under Section
                7(b)(i).

       (iii) Each Participant receiving a Restricted Stock award shall be issued a stock certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award, substantially in the following form:

                "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the ZCMI 1996 Equity-Based Incentive Plan and an Agreement entered into between the registered owner and ZCMI. Copies of such Plan and Agreement are on file at the executive management offices of ZCMI, 2200 South 900 West, Salt Lake City, Utah 84137".

       (iv) The Committee shall require that the stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock award, the Participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such award.

   (c) Restrictions and Conditions. The shares of Restricted Stock awarded pursuant to this Section 7 shall be subject to the following restrictions and conditions:

       (i) Subject to the provisions of this Plan and the award agreement, during a period set by the Committee commencing with the date of such award (the "Restriction Period"), the Participant shall not be permitted to sell, transfer, pledge, assign or otherwise encumber shares of Restricted Stock awarded under the Plan. Within these limits, the Committee, in its sole discretion, may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part, based on service, performance and/or such other factors or criteria as the Committee may determine, in its sole discretion.

       (ii) Except as provided in this paragraph (ii) and Section 7(c)(i), the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a shareholder of the Company, including the right to vote the shares, and the right to receive any cash dividends. The Committee, in its sole discretion, as determined at the time of award, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested in additional Restricted Stock to the extent shares are available under Section 3.

       (iii) Subject to the applicable provisions of the award agreement and this Section 7, upon termination of a Participant's employment with the Company for any reason during the Restriction Period, all shares still subject to restriction shall be forfeited by the Participant.

       (iv) In the event of hardship or other special circumstances of a Participant whose employment with the Company is involuntarily terminated (other than for Cause), the Committee may, in it sole discretion, waive in whole or in part any or all remaining restrictions with respect to such Participant's shares of Restricted Stock, based on such factors as the Committee may deem appropriate.

       (v) If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, the certificates for such shares shall be delivered to the Participant promptly.


SECTION 8. Long Term Performance Awards.

   (a) Awards and Administration. Long Term Performance Awards may be awarded to officers or key employees of the Company either alone or in addition to other awards granted under the Plan, complying at all times with the requirement of Section 12(f), below. The Committee shall determine the nature, length and starting date of the performance period (the "Performance Period") for each Long Term Performance Award, which shall be at least two years (subject to Section 9 below), and shall determine the performance objectives to be used in valuing Long Term Performance Awards and determining the extent to which such Long Term Performance Awards have been earned. Performance objectives may vary from Participant to Participant and between groups of Participants and shall be based upon such Company, business unit and/or individual performance factors and criteria as the Committee may deem appropriate, including, but not limited to, earnings per share or return on equity. Performance Periods may overlap and Participants may participate simultaneously with respect to Long Term Performance Awards that are subject to different Performance Periods and/or different performance factors and criteria.

       At the beginning of each Performance Period, the Committee shall determine for each Long Term Performance Award subject to such Performance period the range of dollar values or number of shares of Stock to be awarded to the Participant at the end of the performance Period if and to the extent that the relevant measure(s) of performance for such Long Term Performance Award is (are) met. Such dollar values or number of shares of Stock may be fixed or may vary in accordance with such performance and/or other criteria as may be specified by the Committee, in its sole discretion.

   (b) Adjustment of Awards. In the event of special or unusual events or circumstances affecting the application of one or more performance objectives to a Long Term Performance Award, the Committee may revise the performance objectives and/or underlying factors and criteria applicable to the Long Term Performance Awards affected, to the extent deemed appropriate by the Committee, in its sole discretion, to avoid unintended windfalls or hardship.

   (c) Termination of Employment. Subject to Section 9 below and unless otherwise provided in the applicable award agreement(s), if a Participant terminates employment with the Company during a Performance Period because of death, Disability or Retirement, such Participant shall be entitled to a payment with respect to each outstanding Long Term Performance Award at the end of the applicable Performance Period:

       (i) based, to the extent relevant under the terms of the award, upon the Participant's performance for the portion of such Performance Period ending on the date of termination and the performance of the applicable business unit(s) for the entire Performance Period, and

       (ii) prorated, where deemed appropriate by the Committee, for the portion of the Performance Period during which the Participant was employed by the Company, all as determined by the Committee, in its sole discretion.

       However, the Committee may provide for an earlier payment in settlement of such award in such amount and under such terms and conditions as the Committee deems appropriate.

       Subject to Section 9 below, if a Participant terminates employment with the Company during a Performance Period for any other reason, then such Participant shall not be entitled to any payment with respect to the Long Term Performance Awards subject to such Performance Period, unless the Committee shall otherwise determine, in its sole discretion.

   (d) Form of Payment. The earned portion of a Long Term Performance Award may be paid currently or on a deferred basis with such interest or earnings equivalent as may be determined by the Committee, in its sole discretion. Payment shall be made in the form of cash or whole shares of Stock, including Restricted Stock, either in a lump sum payment or in annual installments commencing as soon as practicable after the end of the relevant Performance Period, all as the Committee shall determine at or after grant. If and to the extent a Long Term Performance Award is payable in Stock and the full amount of such value is not paid in Stock, then the shares of Stock representing the portion of the value of the Long Term Performance Award not paid in Stock shall again become available for award under the Plan.


SECTION 9. Change in Control Provisions.

   (a) Impact of Event.  In the event of:

       (i) a "Change in Control" as defined in Section 9(b), unless otherwise determined by the Committee or the Board at or after grant, but prior to the occurrence of such Change in Control, or

       (ii) a "Potential Change in Control" as defined in Section 9(c), but only if and to the extent so determined by the Committee or the Board at or after grant (subject to any right of approval expressly reserved by the Committee or the Board at the time of such determination), the following acceleration and valuation provisions shall apply:

       (iii) Any Stock Appreciation Rights outstanding for at least six months and any Stock Options awarded under the Plan not previously exercisable and vested shall become fully vested and exercisable.

       (iv) The restrictions applicable to any Restricted Stock awards under the Plan shall lapse and such shares and awards shall be deemed fully vested.

       (iii) The value of all outstanding Stock Options, Stock Appreciation Rights and Restricted Stock awards shall, unless otherwise determined by the Committee at or after grant, be cashed out on the basis of the "Change in Control Price" as defined in Section 9(d) as of the date such Change in Control or such Potential Change in Control is determined to have occurred or such other date as the Committee may determine prior to the Change in Control.

       (iv) Any outstanding Long Term Performance Awards shall be vested and paid out based on the prorated target results for the Performance Periods in question, unless the Committee provides at or after grant and prior to the Change in Control event, for a different payment.

   (b) Definition of "Change in Control". For purposes of Section 9(a), a "Change in Control" means the happening of any of the following:

       (i) When any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act, other than the Company or an Affiliate of the Company (as defined in Rule 12b-2 under the Securities Exchange Act) or any Company employee benefit plan (including any trustee of such plan acting as trustee) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly of securities of the Company representing 20 percent or more of the combined voting power of the Company's then outstanding securities without the consent of a majority of the Board;

       (ii) The occurrence of any transactions or event relating to the Company required to be described pursuant to the requirements of Item 5(f) of Schedule 13A of the Exchange Act;

       (iii) When, during any period of two consecutive years during the existence of the Plan, the individuals who, at the beginning of such period, constitute the Board of Directors of the Company cease for any reason other than death to constitute at least a two-thirds majority thereof, provided, however, that a director who was not a director at the beginning of such period shall be deemed to have satisfied the two-year requirement if such director was elected by, or on the recommendation of, at least two-thirds of the directors who were directors at the beginning of such period (either actually or by prior operation of this Section 9(b) (iii); or

       (iv) The occurrence of a transaction requiring stockholder approval for the acquisition of the Company by an entity other than the Company through purchase of assets, or by merger, or otherwise.

   (c) Definition of Potential Change in Control. For purposes of Section 9(a), a "Potential Change in Control" means the happening of any one of the following:

       (i) The entering into an agreement by the Company, the consummation of which would result in a Change in Control of the Company as defined in Section 9(b); or

       (ii) The acquisition of beneficial ownership, directly or indirectly, by any entity, person or group other than the Company or any Company employee benefit plan (including any trustee of such plan acting as such trustee) of securities of the Company representing five percent or more of the combined voting power of the Company's outstanding securities and the adoption by the Board of Directors of a resolution to the effect that a Potential Change in Control of the Company has occurred for the purposes of this Plan.

   (d) Change in Control Price. For purposes of this Section 9, "Change in Control Price" means the highest bid price per share paid in any transaction as furnished by NASDAQ or the highest price paid or offered in any bona fide transaction related to a potential or actual change in control of the Company at any time during the preceding sixty day period as determined by the Committee except that, in the case of Incentive Stock Options and Stock Appreciation Rights relating to Incentive Stock Options, such price shall be based only on transactions reported for the date on which the Committee decides to cash out such options.

   (e) Compliance with Section 280G.  No payment shall be made under this
       Section 9 which, when aggregated with other payments made to the employee, would, as determined by such person(s) as the Committee shall irrevocably designate at or prior to a Change in Control or Potential Change in Control, result in an excess parachute payment for which the Company, would not receive a Federal income tax deduction by reason of Section 280G of the Code.


SECTION 10. Amendments and Termination.

   The Committee may suspend, terminate, or amend the Plan as it deems necessary or appropriate to better achieve the purposes of the Plan, except that, without the approval of the Company's shareholders, no such amendment shall be made for which shareholder approval is necessary to comply with any applicable tax or regulatory requirement, including for these purposes any approval requirement which is a prerequisite for exemptive relief under
Section 16b of the Exchange Act.

   The Committee may amend the terms of any Stock Option or other award theretofore granted, prospectively or retroactively, but, subject to Section 3 above, no such amendment shall impair the rights of any holder without the holder's consent. The Committee may also substitute new Stock Options for previously granted Stock Options, including previously granted Stock Options having higher option prices.

   Subject to the above provisions, the Board shall have broad authority to amend the Plan to take into account changes in applicable tax laws and accounting rules, as well as other developments.


SECTION 11. Unfunded Status of Plan.

   The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or optionee by the Company, nothing contained herein shall give any such Participant or optionee any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments in lieu of or with respect to awards hereunder, provided, however, that, unless the Committee otherwise determines with the consent of the affected Participant, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.


SECTION 12. Tax Withholding.

   The Company shall have the right to (i) make deductions from any settlement of an Award made under the Plan, including the delivery or vesting of shares, or require shares or cash or both be withheld from any Award, in each case in an amount sufficient to satisfy withholding of any federal, state or local taxes required by law, or (ii) take such other action as may be necessary or appropriate to satisfy any such withholding obligations. The Committee may determine the manner in which such tax withholding may be satisfied, and may permit shares of Common Stock (rounded up to the next whole number) to be used to satisfy required tax withholding based on the Fair Market Value of any such shares of Common Stock, as of the Settlement Date of the applicable Award.


SECTION 13. General Provisions.

   (a) The Committee may require each person purchasing shares pursuant to a Stock Option under the Plan to represent to and agree with the Company in writing that the optionee or Participant is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

       All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Exchange Act, any stock exchange upon which the Stock is then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

   (b) Nothing contained in this Plan shall prevent the Board of Directors from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

   (c) The adoption of the Plan shall not confer upon any Participant any right to continued employment with the Company, as the case may be, nor shall it interfere in any way with the right of the Company to terminate the employment of any of its employees, directors, or independent contractors at any time.

   (d) No later than the date as of which an amount first becomes includable in the gross income of the Participant for Federal income tax purposes with respect to any award under the Plan, the Participant who is an officer or key employee of the Company, shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, the minimum required withholding obligations may be settled with Stock, including Stock that is part of the award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

   (e) At the time of grant, the Committee may provide in connection with any grant made under this Plan that the shares of Stock received as a result of such grant shall be subject to a right of first refusal, pursuant to which the Participant shall be required to offer to the Company any shares that the Participant wishes to sell, with the price being the then Fair Market Value of the Stock, subject to such other terms and conditions as the Committee specify at the time of grant.

   (f) Any grant made under this Plan shall be represented by a WRITTEN AGREEMENT between the Company and the Participant receiving the grant setting forth the material terms of the grant, and incorporating the terms of this Plan (specifically as well as generally by reference) into each such Agreement.

   (g) The Committee shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of the Participant's death are to be paid.

   (h) The Plan and all awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Utah.


SECTION 13. Effective Date of Plan.

   The Plan shall be effective on June 1, 1996, subject to the approval of the Plan by a vote of the holders of a majority of the total outstanding Stock within 12 months of such date.


SECTION 14. Term of Plan.

   No Stock Option, Stock Appreciation Right, Restricted Stock or Long Term Performance Award shall be granted pursuant to the Plan on or after the tenth anniversary of the date of stockholder approval, but awards granted prior to such tenth anniversary may extend beyond that date.

   This Plan was approved by the Board of Directors on April 17, 1996, and by the shareholders on May 22, 1996. No awards were made pending shareholder approval.



Dated: July 2, 1996                      /s/ Richard H. Madsen
                                Richard H. Madsen
                                Chairman and Chief Executive Officer

                            Exhibit 5













                           July 2, 1996



Keith C. Saunders,
Executive Vice President and Chief Financial Officer
ZCMI
2200 South 900 West
Salt Lake City, Utah  84137

       Re: Registration and Issuance of 250,000 Shares of ZCMI Common
           Stock to Participants in the 1996 Equity Incentive Plan.


Dear Mr. Saunders:

       This Firm has acted as counsel to ZCMI, a Utah corporation ("the Company), in connection with its registration of 250,000 shares of its common stock, par value $0.001 ("the Shares") for use in the ZCMI 1996 Equity-Based Incentive Plan, a copy of which is filed as an exhibit to the Company's Registration Statement on Form S-8 as filed with the Securities and Exchange Commission on July 2, 1996.

       In connection with this representation, we have examined the originals, or copies identified to our satisfaction, of such minutes, agreements, corporate records and filings and other documents necessary to our opinion contained in this letter. We have also relied as to certain matters of fact upon representations made to us by officers and agents of the Company. Based upon and in reliance on the foregoing, it is our opinion that:

   1. The Company has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the State of Utah; and has full corporate power and authority to own its properties and conduct its business as described in the Prospectus referred to above.
Mr. Keith C. Saunders
July 2, 1996
Page 2



   2. When issued and distributed under the terms of the Plan, the Shares will be duly and validly issued and will be fully paid and nonassessable.

   3. The shareholders of the Company have no pre-emptive rights to acquire additional shares of ZCMI Common Stock in respect of the Shares.


       We hereby consent to the use of our name in the Prospectus and therein being disclosed as counsel to the Company in this matter.


                           Very truly yours,

                           RAY, QUINNEY & NEBEKER



                           A. Robert Thorup

                            Exhibit 23

                   Consent of Deloitte & Touche



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Zions Cooperative Mercantile Institution on Form S-8 of our reports dated April 12, 1996, appearing in the Annual Report on Form 10-K of Zions Cooperative Mercantile Institution for the year ended February 3, 1996.


DELOITTE & TOUCHE LLP
Salt Lake City, Utah

July 2, 1996